Exhibit 4.11
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED
UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. R-2	Number of Shares: 150,000
(subject to adjustment)
Date of Issuance: August 20, 2007
Original Issue Date (as defined in subsection
2(a)(I)(B)): August 20, 2007
WESTMORELAND COAL COMPANY
Common Stock Purchase Warrant
(Void after August 20, 2010)
     Westmoreland Coal Company, a Delaware corporation (the “Company”), for value received, hereby certifies that SOF Investments, L.P., or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York City time) on August 20, 2010, 150,000 shares of common stock, $2.50 par value per share, of the Company (“Common Stock”), at a purchase price of $25.00 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.
     1. Exercise.
          (a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.
          (b) Cashless Exercise.
               (i) The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of

Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X	=	Y(A-B) A

Where:	X	=	the number of Warrant Shares that shall be issued to the Registered Holder;

	Y	=	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

	A	=	the Fair Market Value (as defined below) of one share of Common Stock; and

	B	=	the Purchase Price then in effect.
               (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
                    (A) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices per share of the Common Stock for the 20 consecutive trading days ending on the trading day immediately preceding the Exercise Date. “Daily Price” means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape, (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded, (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ National Market”), (4) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market.
                    (B) If on any determination date the shares of Common Stock are not quoted by any such organization, then the Daily Price shall be the fair market value of such shares on such determination date as determined in good faith by the Company’s Board of Directors (the “Board”), subject to the objection of the Registered Holder pursuant to Section 2(j).

          (c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.
          (d) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant, less the percentage of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).
          (e) Stamp Taxes. The Company shall pay any and all stamp taxes attributable to the issuance of Warrant Shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 2 of this Warrant.
     2. Adjustments.
          (a) Adjustments to Purchase Price for Diluting Issues.
               (i) Special Definitions. For purposes of this Section 2, the following definitions shall apply:
                    (A) “Option” shall mean rights (including stock appreciation rights), options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
                    (B) “Original Issue Date” shall mean the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued).

                    (C) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options. For the avoidance of doubt, and without limiting the generality of securities that are Convertible Securities, the Company’s Series A Convertible Exchangeable Preferred Stock, and the Depositary Shares representing the Series A Convertible Exchangeable Preferred Stock, are Convertible Securities
                    (D) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subsection 2(a)(iii) below, deemed to be issued) by the Company after the Original Issue Date (including any shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries prior to such issuance or deemed issuance), other than:
(I)	shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise or settlement of any Options outstanding on the Original Issue Date pursuant to the terms in place on the Original Issue Date, without giving effect to any amendments on or after the Original Issue Date;

(II)	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by subsection 2(b) or 2(c) below; or

(III)	shares of Common Stock (or Options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board and the stockholders of the Company.
               (ii) No Adjustment of Purchase Price. No adjustment to the Purchase Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to subsection 2(a)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Company is equal to or greater than the greater of (A) the Purchase Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock or (B) the Fair Market Value of the Common Stock in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock.
               (iii)  Issue of Securities Deemed Issue of Additional Shares of Common Stock.
                    (A) If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, settlement, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or settlement of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, settlement, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, settlement, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Purchase Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Purchase Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
                    (C) If the terms of any Option or Convertible Security issued after the Original Issue Date (excluding Options or Convertible Securities which, upon exercise, settlement, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(D) above), the issuance of which did not result in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below because the consideration per share (determined pursuant to subsection 2(a)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the greater of (I) the Purchase Price or (II) the Fair Market Value then in effect, are revised after the Original Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, settlement, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, settlement, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in subsection 2(a)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
                    (D) Upon the expiration or termination of any unexercised or expired Option or unconverted or unexchanged (as applicable) Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below then, to the extent such Option or Convertible Security has not been exercised,, the Purchase Price shall be readjusted to such Purchase Price as would have obtained had such Option or Convertible Security never been issued.
                    (E) No adjustment in the Purchase Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise or settlement of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.
               (iv) Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2(a)(iii)), without consideration or for a consideration per share less than the greater of (A) the Purchase Price or (B) the Fair Market Value in effect immediately prior to such issue, then the Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Fair Market Value; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this subsection 2(a)(iv), all shares of Common Stock issuable upon exercise of incentive stock options and non-qualified stock options and all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall be determined after giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.
               (v) Determination of Consideration. For purposes of this subsection 2(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:
                    (A) Cash and Property: Such consideration shall:
(I)	insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest; and

(II)	insofar as it consists of property other than cash (“Non-Cash Consideration”), be computed at the fair market value thereof at the time of such issue; and

(III)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above.
                    (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2(a)(iii), relating to Options and Convertible Securities, shall be determined by dividing
(I)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise or settlement of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise or settlement of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or settlement of such Options or the conversion or exchange of such Convertible Securities.
               (vi) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Purchase Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).
          (b) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding

Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:
                    (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
                    (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;
provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.
          (d) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a), 2(b), 2(c) or 2(e), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
          (e) Adjustment for Repurchases of Common Stock, Convertible Securities, Warrants and Options. If at any time or from time to time the Company shall repurchase, redeem, retire or otherwise acquire Common Stock (a “Redemption”) for a consideration per share for such outstanding share of Common Stock greater than the Fair Market Value per share as of the date of such Redemption, then the Purchase Price in effect immediately prior to such Redemption shall be adjusted by multiplying (A) the Purchase Price in effect immediately prior to such Redemption by (B) a fraction, the numerator of which shall be the number obtained by subtracting (x) the aggregate consideration paid by the Company in connection with such Redemption from (y) the product of the Fair Market Value per share effective on the date of the

Redemption and the number of outstanding shares of Common Stock immediately prior to the Redemption, and the denominator of which shall be the product of the Fair Market Value per share effective on the date of the Redemption and number of outstanding shares of Common Stock immediately after such Redemption.
          (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and specifically excluding any special dividends or cash dividends in an annualized amount in excess of five percent of the Fair Market Value of a share of Common Stock), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.
          (g) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(b), 2(c) or 2(e)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board acting reasonably) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.
          (h) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting or relating to its Common Stock of the type contemplated by Section 2 hereof or otherwise similar to the type of events contemplated by Section 2 hereof, but not expressly provided for by such Section, then, unless in the good faith opinion of the Board, such action will not have an adverse effect upon the rights of the Registered Holder (taking into account the cumulative or other effect of any prior actions which the Board deemed not to adversely affect the rights of the Registered Holder), the Purchase Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable under the circumstances.

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.
          (j) Notice of Proposed Transaction, Fair Marker Value per Share and Fair Market Value of Non-Cash Consideration. At least twenty (20) Business Days, but not more than sixty (60) Business Days, before taking any binding action that would require that the Purchase Price be adjusted under this Section 2 hereof, the Company shall give the Registered Holder written notice of the proposed transaction, the amount of the Fair Market Value per share and the amount of the fair market value of any Non-Cash Consideration involved in the transaction as determined by the Board of Directors of the Company (including the basis therefor), which Fair Market Value per share and/or fair market value of Non-Cash Consideration shall be binding on the Registered Holder unless it objects thereto within fifteen (15) Business Days of receipt of the Company’s notice. In the event the Company and the Registered Holder cannot agree to the amount of the Fair Market Value per share or the fair market value of the Non-Cash Consideration within fifteen (15) Business Days of the date of the Registered Holder’s objection, the disputed amount shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Registered Holder and the Company, the fees and expenses of which shall be borne equally by the Company and the Registered Holder. Notwithstanding anything to the contrary set forth in this paragraph, the Company shall not be required to give the notice described in the first sentence of this paragraph unless the Registered Holder signs a customary confidentiality agreement pursuant to which it agrees to maintain the confidentiality of material, non-public information until such time as the Company publicly discloses such information.
     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above. Fractional shares will, however, be taken into account for purposes of adjustments.
     4. Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:
          (a) Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
          (b) Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).
          (c) Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
     5. Transfers, etc.
          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) any transfer by a Registered Holder which is an entity to any other entity controlling, controlled by or under common control with such entity (as used in this sentence, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.
          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”
The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.
          (c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

          (d) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).
     6. Affirmative Actions to Permit Exercise and Realization of Benefits. If any Warrant Shares reserved or to be reserved for the purpose of the exercise of this Warrant, or any other securities reserved or to be reserved for the purpose of issuance pursuant to Section 2 hereof, require registration with or approval of any governmental authority under any federal or state law before such Warrant Shares or other securities may be validly delivered upon exercise of this Warrant, then in such case, the Company covenants that it will to such extent, at its sole expense, use its best efforts to secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and registration under the Securities Act of 1933).
     7. Listing of Company Securities. The Company covenants that from and after such time as the Common Stock or any other Company securities (or any securities of any successor to the Company) are listed on any national securities exchange or automated quotation system and for so long as the Common Stock or such other Company securities (or any securities of any successor to the Company) shall remain so listed, the Company (or its successor) will, if permitted by the rules of such exchange or such system, list and keep listed on each such exchange or system, upon official notice of issuance, all Warrant Shares (or other securities) issuable upon exercise of this Warrant and all other securities issuable pursuant to Section 7 hereof.
     8. Validly Issued Shares of Common Stock. The Company covenants that all Warrant Shares (or other securities) that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 2 hereof) shall upon delivery by the Company, and payment of the Purchase Price therefor by the Registered Holder, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than liens created by the Registered Holder.
     9. Financial Information. The Company shall provide or cause to be provided to the Registered Holder (i) copies of all notices, financial statements, reports and information which it provides to its shareholders (concurrently with the transmission to its shareholders), and (ii) upon the execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, promptly, such additional financial and other information as the Registered Holder may from time to time reasonably request.
     10. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

     11. Notice of Proposed Fundamental Changes. In case the Company shall propose (A) to make any distributions payable in Common Stock to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional Common Stock or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any capital reorganization, (E) to effect any consolidation or merger, exchange of securities (other than exchanges of Common Stock for the Company’s Series A Convertible Exchangeable Preferred Stock on terms that the Board has determined are fair to the holders of Common Stock), or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Common Stock, or (G) to transfer at least fifty percent (50%) of its Common Stock on its books and records in connection with a sale of the Common Stock, then in each such case the Company shall give to the Registered Holder advance written notice of such proposed action, which shall specify the record date for the purposes of such distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, exchange of securities, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Purchase Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.
     12. No Dilution or Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, exchange of securities, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 2 hereof, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Registered Holder against dilution or other impairment in the manner contemplated by this Warrant but not specifically provided for herein. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company shall take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or other securities) upon the exercise of this Warrant.
     13. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

     14. Exchange or Replacement of Warrants.
          (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.
          (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     15. Remedies. In addition to all other remedies for the Company’s breach of its obligations under this Warrant that the Registered Holder may have under law or in equity, the Registered Holder may (i) at the Company’s expense, elect to have the number of Warrant Shares and Purchase Price fully and completely recomputed in order to remove and remedy any prejudice which has been or might have been caused to it by such breach, including, without limitation, rescinding and annulling any or all exercises of the Warrant and waivers or agreements made subsequent to such breach, and (ii) bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Registered Holder hereunder.
     16. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.
     17. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     18. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     19. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
     20. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).
     21. Waiver of Jury Trial. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS WARRANT.
     22. Facsimile Signatures. This Warrant may be executed by facsimile signature.
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EXECUTED as of the Date of Issuance indicated above.

WESTMORELAND COAL COMPANY
By:	/s/ David J. Blair
	Name:	David J. Blair
	Title:	Chief Financial Officer

ATTEST:
/s/ Morris W. Kegley
Name:	Morris W. Kegley
Title:	General Counsel and Assistant Secretary

Notice Address of the Company: Westmoreland Coal Company 2 North Cascade Avenue, 14th Floor Colorado Springs, CO 80903 Attention: General Counsel

EXHIBIT I
EXERCISE NOTICE AND LETTER OF REPRESENTATIONS
Dated:
Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, CO 80903
Attention: General Counsel
Ladies and Gentlemen:
1. Purchase
     The undersigned, the registered holder of the attached Warrant (No. ___) (the “Warrant”, and the registered holder the “Purchaser”), hereby elects to purchase (check applicable box):
•	shares of the common stock, par value $2.50 per share (the Common Stock”), of Westmoreland Coal Company (the “Company”) covered by such Warrant; or

•	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).
     The Purchaser herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):
•	$ in lawful money of the United States; and/or

•	the cancellation of such portion of the attached Warrant as is exercisable for a total of Warrant Shares (using a Fair Market Value of $ per share for purposes of this calculation); and/or

•	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).
2. Representations [Note: These representations shall only be required if the shares of Common Stock purchased pursuant to this Exercise Notice are not registered under the Securities Act of 1933 on the date of this Exercise Notice.]
     The Purchaser hereby represents and warrants to the Company, in connection with the purchase of shares of Common Stock pursuant to the attached Warrant, that:
     (a) The Purchaser is acquiring the shares of Common Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
     (b) The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).
     (c) The Purchaser has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.
     IN WITNESS WHEREOF, the Purchaser has caused this Exercise Notice and Letter of Representations to be executed and delivered by the undersigned, thereunto duly authorized, as of the date first written above.

[PURCHASER NAME]
By:
Name:
Title:

Address:

EXHIBIT II
ASSIGNMENT FORM
     FOR VALUE RECEIVED,                                                              hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ___) with respect to the number of shares of Common Stock of Westmoreland Coal Company covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

Signature Guaranteed:

By:

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.